EXHIBIT 10(q)


                                 March 31, 1997


Regent Bancshares Corp.
1430 Walnut Street
Philadelphia, PA 19102
Attention: John J. Lyons
           President

Dear Mr. Lyons:

     The purpose of this letter is to evidence the agreement between Regent Bancshares Corp. ("Regent") and the undersigned pursuant to which the undersigned is on the date hereof purchasing 8,182 shares of Regent Series A Convertible Preferred Stock (the "Shares") from Regent at a price of $6.50 per share, an aggregate of $53,183, which funds are transmitted herewith.

     In connection with this purchase, the undersigned represents and warrants to Regent as follows: (i) the undersigned understands the high degree of risk involved in an investment in the Shares and has carefully considered the risks involved in making an investment in the Shares; (ii) the undersigned understands the restrictions on the transferability of the Shares; (iii) the undersigned is able to bear the economic risk of an investment in the Shares, is able to hold the Shares for an indefinite period of time, is able to afford a complete loss of his investment and has adequate means of providing for his current needs and possible personal contingencies and has had no need for liquidity in his investment; (iv) the undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision; (v) the undersigned has been given the opportunity to ask questions of and to receive answers from Regent concerning Regent, Regent National Bank and the Shares and to obtain any additional information that Regent possesses or can acquire without unreasonable effort or expense;

(vi) the Shares are being acquired in good faith by the undersigned solely for his own personal account for investment purposes only and are not being purchased with a view to or for resale, distribution, subdivision or fractionalization thereof in a manner that would violate applicable provisions of the Securities Act of 1933, as amended and (iii) having the undersigned consents to the placement of a restrictive legend on the certificates representing the Shares.


                                            Sincerely,


                                            /s/ Frederick W. Dreher
                                            -----------------------------------
                                            Frederick W. Dreher

FWD:sh